Exhibit 99.1

Segment Realignment

Effective for the quarter ended March 31, 2024, Deluxe Corporation (the "Company") reorganized its reportable business segments to align with changes in its organizational structure that better reflect its portfolio mix and offerings. The Company’s new reportable segments are Merchant Services, B2B Payments, Data Solutions and Print.

Supplemental Financial Information

The Company is providing updated historical financial information in the attached schedule to enhance its shareholders’ ability to evaluate the Company’s historical financial information under the new segment structure. The schedule provides unaudited, recast business segment revenue and adjusted EBITDA for fiscal years 2023 and 2022 and quarterly information for each of the quarters within fiscal year 2023. The Company did not operate under the new segment structure during these periods. The methodology utilized to determine segment operating performance did not change, and information regarding this methodology is provided in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and does not affect the Company's reported net income, earnings per share, total assets or shareholders' equity for any of the previously reported periods, nor does it reflect any subsequent information or event, other than as required to reflect the segment reorganization described above. Quarterly amounts for fiscal year 2023 may not sum to the full year amount due to immaterial rounding differences.

DELUXE CORPORATION
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Year Ended December 31,		Quarter Ended
	2023	2022	Mar. 31, 2023	June 30, 2023	Sept. 30, 2023	Dec. 31, 2023
Merchant Services:
Revenue	$364,233	$347,709	$89,105	$91,467	$87,984	$95,676
Adjusted EBITDA	74,399	70,760	18,427	17,300	17,393	21,280
B2B Payments:
Revenue	299,196	307,117	75,196	76,341	74,581	73,078
Adjusted EBITDA	62,034	71,242	13,475	15,192	16,074	17,293
Data Solutions:
Revenue	211,788	196,707	44,353	59,301	64,080	44,053
Adjusted EBITDA	46,281	44,833	10,256	13,382	15,317	7,325
Print:
Revenue	1,261,283	1,276,775	314,040	324,517	304,282	318,444
Adjusted EBITDA	400,942	399,045	95,201	104,770	98,044	102,926
Total reportable segments:
Revenue	$2,136,500	$2,128,308	$522,694	$551,626	$530,927	$531,251
Adjusted EBITDA	583,656	585,880	137,359	150,644	146,828	148,824
All other:(1)
Revenue	55,760	109,702	22,671	20,060	6,917	6,113
Adjusted EBITDA	25,926	30,132	9,803	8,239	4,130	3,756
Total segments:
Revenue	$2,192,260	$2,238,010	$545,365	$571,686	$537,844	$537,364
Adjusted EBITDA	609,582	616,012	147,162	158,883	150,958	152,580

(1) Includes businesses sold during 2023 and 2022, including the web hosting, logo design, strategic sourcing and retail packaging businesses, and the payroll and human resources services business, which the Company is currently in the process of exiting.

Total segment adjusted EBITDA reconciles to consolidated income (loss) before income taxes as follows (in thousands):

	Year Ended December 31,		Quarter Ended
	2023	2022	Mar. 31, 2023	June 30, 2023	Sept. 30, 2023	Dec. 31, 2023
Total segment adjusted EBITDA	$609,582	$616,012	$147,162	$158,883	$150,958	$152,580
Corporate operations	(192,447)	(197,882)	(46,726)	(50,511)	(49,068)	(46,143)
Depreciation and amortization expense	(169,703)	(172,552)	(43,520)	(42,607)	(38,857)	(44,718)
Interest expense	(125,643)	(94,454)	(30,016)	(31,932)	(32,034)	(31,662)
Non-controlling interest	107	135	28	26	26	27
Restructuring and integration expense	(90,475)	(63,136)	(14,094)	(27,477)	(29,364)	(19,540)
Share-based compensation expense	(20,525)	(23,676)	(5,866)	(5,484)	(4,539)	(4,636)
Acquisition transaction costs	—	(130)	—	—	—	—
Certain legal-related (expense) benefit	(2,195)	730	(429)	183	(1,949)	—
Loss on sale of investment securities	(1,323)	—	—	—	—	(1,323)
Gain (loss) on sale of businesses and long-lived assets	32,421	19,331	—	21,942	(4,324)	14,803
Income (loss) before income taxes	$39,799	$84,378	$6,539	$23,023	$(9,151)	$19,388